UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 22, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415)-946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2008, IA Global, Inc. (the “Company”) and LINC Media, Inc., a Tokyo, Japan-based company (“LINC Media”) entered into an amendment (the “Amendment”), amending the Asset Purchase Agreement (“Purchase Agreement”) to acquire 100% of the outsourcing business division (“Outsourcing Business Division”) of LINC Media, the Promissory Notes, and the Performance Agreement.

As previously disclosed, on October 22, 2007, the Company signed definitive agreements to acquire the Outsourcing Business Division of LINC Media. The acquisition was valued at $4,250,000 and consisted of a combination of debt and equity financing. The Company paid $80,000 at closing and issued promissory notes of $720,000, which was due on November 30, 2007, and $1,200,000 and $200,000, which were due on February 28, 2008. Failure by the Company to pay the promissory notes, after a cure period, would allow LINC Media to resume ownership of the Outsourcing Business Division and retain the $80,000 cash payment.

In addition, the parties entered into a Performance Agreement, whereby the Company agreed to issue 5,394,736 shares of its common stock based on the achievement of certain performance criteria, which will be evaluated by May 15, 2008. The parties agreed to value the Company’s common stock at $0.38 per share, which was the average closing market price during the period of negotiations. In addition, the Company agreed to adjust the price by paying cash if the average closing price during the six months subsequent to October 22, 2007 is 10% less than $0.38 per share.

Pursuant to the Amendment, the $720,000 promissory note was reduced to $690,000, as $30,000 was paid on January 4, 2008. The payment date on the $690,000 promissory note was extended to February 29, 2008. In addition, the Company agreed to increase the number of shares in the Performance Agreement to 9,217,391 shares at $0.23 per share. The Company also agreed to issue 304,348 shares of its common stock at $0.23 per share, which was the closing price on the day the Amendment was agreed, within ten days of approval by the American Stock Exchange.

The Amendment is attached hereto as Exhibits 10.1 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Amendment Agreement, by and between IA Global, Inc. and LINC Media, Inc., dated February 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: March 3, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer